UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 16, 2019 (April 10, 2019)

KBL MERGER CORP. IV

(Exact Name of Registrant as Specified in Charter)

Delaware	001-38105	81-3832378
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

527 Stanton Christian Road Newark, DE 19713	19713
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (302) 502-2727

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01 Other Events.

On April 10, 2019, KBL Merger Corp. IV, a Delaware corporation (“KBL”), entered into a non-binding term sheet (the “Term Sheet”) for its initial business combination transaction (the “Transaction”) with a certain private target company (the “Company”). However, in connection with the Term Sheet, the Company and its related companies (the “Company Parties”) agreed to loan $400,000 to KBL to be used to fund KBL’s operating expenses, deal transaction expenses and any financing expenses for the Transaction (the “Operating Expenses”), and up to an additional $300,000 to be used by KBL in connection with any future extensions of the deadline for KBL to consummate its initial business combination (the “Extension Expenses”). The loans are interest-free loans and can be pre-paid at any time without penalty, but are required to be paid back (subject to a customary waiver against KBL’s trust account) upon the earlier of (i) the closing of the Transaction, (ii) the consummation by KBL of a transaction with a third party constituting KBL’s initial business combination, or (iii) the liquidation of KBL if it does not consummate an initial business combination prior to its deadline to do so (a “Liquidation”). Promptly after signing the Term Sheet, KBL received the loan of $400,000 to fund the Operating Expenses.

In connection with the Term Sheet, a shareholder of the Company (the “Shareholder”) paid $650,000 to KBL’s sponsor entity, KBL IV Sponsor LLC (the “Sponsor”), to purchase $650,000 of the obligations owed to the Sponsor under the promissory note for $1,087,031 that was issued by KBL to the Sponsor on March 15, 2019 (the “Sponsor Note”), but the Shareholder waived any rights under the assigned portion of the Sponsor Note to convert the obligations under the assigned portion of the Sponsor Note into units of the post-business combination entity. In the Term Sheet, the Shareholder also agreed to provide equity financing for the Transaction to ensure that KBL has sufficient cash at the closing of the Transaction to meet its $5,000,001 net tangible assets test.

In connection with the Term Sheet and the obligations of the Company Parties and the Shareholder thereunder, the Sponsor deposited in escrow with a third party escrow agent 1,906,250 of its founder promote shares that it acquired prior to KBL’s initial public offering (the “Escrowed Shares”), with 1,656,250 of such Escrowed Shares, less any portion used for financing for the Transaction, to be transferred to the Shareholder (and the remaining 250,000, less any portion used for financing for the Transaction, to be returned to the Sponsor) upon the earlier of (i) the closing of the Transaction or (ii) a Liquidation; provided, that if KBL consummates its initial business combination with a third party other than the Company or its affiliates, upon the consummation of such business combination, in addition to paying the loans described above, the Sponsor will transfer to the Shareholder a number of Escrowed Shares equal in value to three times the amount of the loans, with each Escrowed Share valued at the price paid to each KBL public stockholder that redeems its shares in connection with such initial business combination. The transfers of the Escrowed Shares by the Sponsor as contemplated by the Term Sheet would be done as permitted transfers under the letter agreement, dated as of June 1, 2017, that the Sponsor and certain other insiders of KBL entered into in connection with KBL’s initial public offering (the “Insider Letter”), and the Shareholder would be subject to the transfer restrictions in the Insider Letter. The Sponsor also agreed to transfer to the Shareholder its registration rights under the Registration Rights Agreement, dated as of June 1, 2017, between the Company, the Sponsor and the other holders named therein with respect to the Escrowed Shares that are transferred to the Shareholder.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 16, 2019

KBL MERGER CORP. IV

By:	/s/ Marlene Krauss, M.D.
Name: Marlene Krauss, M.D.
Title: Chief Executive Officer

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